As filed with the Securities and Exchange Commission on August 27, 2007

Registration No 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia	20-0034461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

301 Virginia Avenue	Fairmont	West Virginia	26554
(Address of Principal Executive Offices)	(City)	(State)	(Zip Code)

(304) 363-4800

(Registrant’s telephone number, including area code)

MVB FINANCIAL CORP.

2003 STOCK INCENTIVE PLAN

James R. “Dick” Martin

MVB Financial Corp.

301 Virginia Avenue

Fairmont, West Virginia 26554-2777

Telephone (304) 363-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $1.00 Par Value	244,875	$15.07	$3,690,266	$113.29

(1)	Estimated solely for the purpose of calculating the registration fee on the basis of the book value of MVB Financial Corp. common stock on June 30, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

A Form S-8 Registration Statement (Registration No., 333-120234) was filed on December 2, 2004, and the contents of that earlier registration Statement are hereby incorporated by reference herein. Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 8.	EXHIBITS

5	Opinion of Jackson Kelly PLLC
23.1	Consent of Brown, Edwards & Company, L.L.P.
23.2	Consent of Jackson Kelly PLLC (filed as part of the opinion at Exhibit 5 herein)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairmont, State of West Virginia, on August 27, 2007.

MVB Financial Corp.

By:	/s/ James R. Martin
James R. Martin
(Principal Executive Officer)

By:	/s/ Eric L. Tichenor
Eric L. Tichenor
(Principal Accounting and Financial Officer)

Dated: August 27, 2007

2

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ James R. Martin	President and Chief Executive Officer and Director
James R. Martin		August 27, 2007

Director
Barbara L. Alexander

/s/ *	Director	August 27, 2007
Robert L. Bell

Director
Stephen R. Brooks

/s/ *	Director	August 27, 2007
Harvey M. Havlichek

/s/ *	Director	August 27, 2007
Larry F. Mazza

/s/ *	Director	August 27, 2007
Dr. Saad Mossallati

Director
Dr. Kelly R. Nelson

/s/ *	Director	August 27, 2007
Leonard W. Nossokoff

/s/ *	Director	August 27, 2007
J. Christopher Pallotta

Director
Nitesh S. Patel

/s/ *	Director	August 27, 2007
Louis W. Spatafore

/s/ *	Director	August 27, 2007
Wayne Stanley

/s/ *	Director	August 27, 2007
Richard L. Toothman

3

Signatures	Title	Date

/s/ *	Director	August 27, 2007
Dr. Michael F. Trent

/s/ *	Director	August 27, 2007
Samuel J. Warash

/s/ James R. Martin	Director	August 27, 2007
* By James R. Martin,
Attorney in Fact

4

EXHIBIT INDEX

Exhibits

5	Opinion of Jackson Kelly PLLC

23.1	Consent of Brown, Edwards & Company, L.L.P.

23.2	Consent of Jackson Kelly PLLC (filed as part of the opinion at Exhibit 5 herein)

24	Power of Attorney